Exhibit 99.1

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Matt Schroder	Thierry Denis
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Owens Corning Updates 2014 Earnings Expectations;

Lowers 2014 Outlook Due to Continued Volume Weakness in its Roofing Business

TOLEDO, OH – June 20, 2014 – Owens Corning (NYSE: OC) today lowered its 2014 full-year earnings outlook due to continued volume weakness in its roofing business.

In its first-quarter 2014 earnings release, the company stated that it expected to deliver $500 million in adjusted EBIT for full-year 2014 and noted that first-quarter volume weakness in its roofing business added risk to the company’s financial outlook.

The weakness in roofing volumes experienced in the first quarter continued through April and May, and the company now estimates that roofing volumes for the first half of 2014 may be as much as 20 percent lower than first-half 2013 volumes. The company expects to recover a portion of this volume shortfall in the second half of the year. However, continued weakness in the second quarter has introduced further uncertainty in the full-year financial outlook for the company’s roofing business.

The company continues to see improvement in the year-over-year performance of both its insulation and composites businesses. Earnings growth in these two businesses is expected to more than offset the weaker financial performance in the roofing business year over year.

The company now expects to deliver full-year 2014 adjusted EBIT that will be greater than the prior year result of $416 million.

Owens Corning second-quarter 2014 results will be announced on July 23, 2014, prior to the opening of the New York Stock Exchange. A conference call to discuss the company’s earnings will be held at 11 a.m. (ET) on the same day.

About Owens Corning

Owens Corning (NYSE: OC) is a leading global producer of residential and commercial building materials, glass-fiber reinforcements and engineered materials for composite systems. A Fortune® 500 company for 60 consecutive years and in business for more than 75 years, Owens Corning is a market-leading innovator of glass-fiber technology with sales of $5.3 billion in 2013 and about 15,000 employees in 27 countries. Additional information is available at www.owenscorning.com.

Cautionary Statement

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors that may cause actual results to differ materially from those projected in these statements. Such factors include, without limitation: economic and political conditions, including; levels of residential and commercial construction activity; competitive factors; levels of global industrial production; relationships with key customers; difficulties in managing production capacity; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; availability and cost of credit; our level of indebtedness; weather conditions; pricing factors; availability and cost of energy and raw materials; issues involving implementation of new business systems; new legislation or other governmental actions; our ability to use our net operating loss carry-forwards; research and development activities; foreign exchange fluctuations; interest rate movements; labor disputes; issues related to acquisitions, divestitures and joint ventures; uninsured losses; achievement of expected synergies, cost reductions and/or productivity improvements; defined benefit plan funding obligations; and, factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of June 20, 2014, and is subject to change. The company does not undertake any obligation to update or revise forward-looking statements beyond what is required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Non-GAAP measure

This news release makes reference to adjusted EBIT, a non-GAAP measure. Adjusted EBIT is earnings before interest, taxes and other items that management does not allocate to segment results because it believes they are not a result of the company’s current operations. Management uses this non-GAAP measure for various purposes, including reporting results of operations to the Board of Directors, analysis of performance and related employee compensation measures. A reconciliation of 2013 adjusted EBIT to the most directly comparable financial measures calculated and presented in accordance with GAAP may be found in the earnings news release dated February 12, 2014.

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